EXHIBIT 99.2

Statement Under Oath of Principal Financial Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Wallace G. Haislip, the principal financial officer of Scientific-Atlanta, Inc., state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Scientific-Atlanta, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Scientific-Atlanta’s Annual Report on Form 10-K for the year ended June 28, 2002.

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Scientific-Atlanta, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Wallace G. Haislip
Name: Wallace G. Haislip Date: September 24, 2002

Subscribed and sworn to before me this 24th day of September 2002.
/s/ Susan Lane Notary Public My Commission Expires: September 13, 2006